EXHIBIT 4.2


THIS DEBENTURE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND NEITHER THEY NOR ANY INTERESTS THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS EFFECTIVE AND CURRENT WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSAL.

No. 1

                   8% CONVERTIBLE DEBENTURE DUE APRIL 15, 2003


         THIS 8% CONVERTIBLE DEBENTURE is a duly authorized issue of Debentures of HYCOMP, INC., a corporation organized under the laws of the Commonwealth of Massachusetts and having its principal address at 67 Wall Street, Suite 2411, New York, New York 10005 (the "Company"), designated as its 8% Convertible Debenture due April 15, 2003 in an aggregate principal amount not exceeding Two Million United States Dollars (U.S. $2,000,000) (the "Debenture").

         FOR VALUE RECEIVED, the Company promises to pay to the order of SIMMONDS CAPITAL LIMITED, having an address at 580 Granite Court, Pickering,
Ontario, L1W-3Z2, CANADA, the holder hereof, or its registered assigns (the "Holder"), the principal sum of Two Million United States Dollars (U.S. $2,000,000) on April 15, 2003 (the "Maturity Date") and to pay interest on the principal sum outstanding under the Debenture, at the rate of 8% per annum. Payments of Two Hundred Thousand United States Dollars (U.S. $200,000) constituting principal and interest in arrears shall be payable quarterly on October 15th, January 15th, April 15th and July 15th of each year, commencing on October 15, 2000 (each such date, a "Quarterly Payment Date") with the remainder outstanding due on the Maturity Date. Interest shall be calculated based on a 360 day year with 12 months of 30 days each. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance and shall continue until the following Quarterly Payment Date. The interest so payable will be paid to the person in whose name the Debenture is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register") at the close of business on the record date for interest payable on such Quarterly Payment Date. The record date for any interest payment is the close of business on the date fifteen days prior to the Quarterly Payment Date, unless such date shall not be a business day, in which case on the next preceding business day. The Company shall be entitled to withhold from all payments of interest on the Debenture any amounts required to be withheld under the applicable provisions of the United States or Canadian income tax laws as evidenced by an opinion of counsel of the Company.

         The principal and interest of the Debenture are payable in United States Dollars at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time.

         The Debenture is subject to the following additional provisions:

         1. Definitions. For purposes hereof, the following terms shall have the following meanings:

                  "Common Stock" shall mean the common shares, par value $0.01, of the Company and any other security into which such common stock shall be converted or for which it shall be exchanged pursuant to any recapitalization, reorganization, merger, consolidation, share exchange or similar transaction.

                  "Conversion Notice" shall have the meaning set forth in Paragraph 2(c)

                  "Conversion   Rate"  shall  have  the  meaning  set  forth  in
Paragraph 2(b).

                  "Equity Offerings" shall mean the issuance or sale by the Company of any Common Stock or securities which are convertible into or exchangeable for Common Stock, or any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any such convertible or exchangeable securities (other than shares or options issued or which may be issued pursuant to the Company's employee or director option plans or shares issued upon exercise of options, warrants or rights outstanding on the Closing Date and listed in the Company's filings with the SEC).

                  "Event of Default" shall have the meaning set forth in Paragraph 10.

                  "Holder Conversion Date" shall have the meaning set forth in Paragraph 2(c)(i).

                  "Issue Date" shall mean the date of original issuance of the Debenture.

                  "Market Price" shall mean, as of any relevant date, the closing price per share of Common Stock on the principal United States Stock Exchange (including the Nasdaq Stock Market) on which the Common Stock is then listed, or, if the Common Stock is not then listed on a stock exchange but is quoted on the Nasdaq Bulletin Board, the lowest price per share for the Common Stock quoted thereon on such date.

                  "Outstanding Amount" shall mean the principal sum outstanding under the Debenture and all accrued but unpaid interest thereon to the most recent Quarterly Payment Date.

                  "Person" shall mean an individual, partnership, venture, unincorporated association, organization, syndicate, corporation, limited liability company, or other entity, trust and trustee, executor, administrator or other legal or personal representative or any government or any agency or political subdivision thereof.

                  "Quarterly Payment Date" shall have the meaning set forth in the Preamble.

                  "Regulation D" shall mean Regulation D promulgated under the Securities Act.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

         2.       Conversion.

            a. Holder's Right to Convert. The Debenture shall be convertible at any time and from time to time after the Issue Date, in whole or in part, at the option of the Holder hereof, into fully paid, validly issued and nonassessable shares of Common Stock.

            b. Accrued But Unpaid Interest. Notwithstanding anything in the Debenture to the contrary, the Outstanding Amount of the Debenture on any Holder Conversion Date shall include, without limitation, all accrued but unpaid interest under the Debenture through such date.

            c. Conversion Price for Holder Converted Shares. The Outstanding Amount of the Debenture shall be convertible into the number of validly issued, fully paid and non-assessable shares of Common Stock determined by dividing the aggregate amount of the Debenture being converted by $1.00, as adjusted pursuant to Section 3.

         The number of shares of Common Stock into which the Outstanding Amount of the Debenture may be converted pursuant to this paragraph is herein referred to as the "Conversion Rate."

            d. i. Mechanics of Conversion by Holder. In order to convert the Debenture (in whole or in part) into shares of Common Stock, the Holder shall surrender the Debenture, duly endorsed, to the Company, and shall give written notice in the form of Exhibit A hereto (the "Conversion Notice") to the Company that the Holder elects to convert all or the portion of the Outstanding Amount of the Debenture specified therein (with any such conversion being first applied to accrued but unpaid interest and then to principal), which notice and election shall be irrevocable by the Holder unless the Company shall default in or fail to fulfill any or all of its obligations arising hereunder or otherwise by reason of such notice or election, in which case, in addition to and not in lieu of any and all other rights and remedies to which the Holder may thereby be and become entitled, such notice and election, by further notice to the Company may be revoked and rescinded at the election of the Holder exercised in its sole discretion; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion unless the Debenture with evidence of the principal amount hereof to be converted is delivered to the Company as provided above. The effective date and the time of the conversion shall be the close of business on the date that the Conversion Notice is actually received by the Company or, if the date of delivery is not a business day, the next succeeding business day.

               ii. Issuance of Certificates. Following any Conversion Notice given by the Holder, the Company shall cause the Company's transfer agent for the Common Stock to issue and deliver as promptly as practicable to the Holder or to its designee, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled, together with a Debenture for the principal amount not submitted for conversion or forced to convert, as the case may be. The person entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder of such shares of Common Stock on the Holder Conversion Date.

         3. Adjustment of Conversion Rate. The number and kind of securities issuable upon the conversion of this Debenture and the Conversion Rate shall be subject to adjustment from time to time upon the happening of certain events, in each case occurring on and after the date hereof, as hereinafter described.

                  a. Adjustment. The number and kind of securities issuable upon the conversion of this Debenture and the Conversion Rate shall be subject to adjustment as follows:

                  i. In case the Company shall (1) pay a dividend on its outstanding Common Stock in shares of Common Stock or make a distribution to all holders of its outstanding Common Stock in shares of Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (3) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (4) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the number of shares of Common Stock issuable upon conversion hereof immediately prior thereto shall be adjusted so that the Holder upon conversion hereof shall be entitled to receive the kind and number of such shares of Common Stock or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above had this Debenture been converted immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (i) shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event. Such adjustment shall be made successively whenever such an issuance is made.

                  ii. In case the Company shall distribute to all holders of its outstanding Common Stock evidences of its indebtedness or assets or securities other than such Common Stock (excluding regular cash dividends and dividends or distributions referred to in paragraph (i) above) or rights, options or warrants, or convertible or exchangeable securities, containing the right to subscribe for or purchase shares of Common Stock, then in each case the number of shares of Common Stock thereafter issuable upon the conversion of this Debenture shall be determined by multiplying the number of such shares of Common Stock theretofore issuable upon the conversion of this Debenture by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as determined in accordance with paragraph (iv)(3) below), less the then fair value per share of outstanding Common Stock (as determined by the Board of Directors of the Company, whose good faith determination shall be conclusive) of the evidences of indebtedness, assets or securities so distributed or of such rights, options or warrants, or of such convertible or exchangeable securities, and of which the denominator shall be the then current market price per share of Common Stock on the date of such distribution. Such adjustment shall be made successively whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution. No further adjustment shall be made for the actual issuance of Common Stock upon the conversion, exercise or exchange of any rights, options, warrants or other securities in respect of which adjustment has been made pursuant to this paragraph (b).

                  iii. After the Common Shares are first traded on a national securities exchange (including the Nasdaq Stock Market), in case the Company shall issue shares of Common Stock (or rights, options, warrants or other securities convertible into or exercisable or exchangeable for Common Stock) (excluding (1) shares of Common Stock issued in or as a result of any of the transactions described in paragraph (i) or (ii) above, (2) shares of Common Stock issuable upon exercise of stock options or similar rights granted or to be granted to directors, employees, consultants, contractors or other agents, representatives or professionals of the Company pursuant to a stock option or similar plan approved by the stockholders of the Company, (3) shares of Common Stock issued to directors, employees, consultants, contractors, licensees or other agents, representatives or professionals of the Company pursuant to any compensation plan or agreement approved by the stockholders of the Company, (4) shares of Common Stock issued pursuant to a dividend or interest reinvestment plan, or (5) shares of Common Stock issued in a public offering at a price per share that is not less than 95% of the then current market price) at a price per share below the then current market price, then in each such case the number of shares of Common Stock thereafter issuable upon the conversion of this Debenture shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon the conversion of this Debenture by a fraction, the numerator of which shall be an amount equal to the sum of (X) the total number of shares of Common Stock outstanding immediately prior to such issuance plus
(Y) the number of shares which the aggregate consideration received for such issuance would purchase at the current market price per share of Common Stock (as determined in accordance with paragraph (iv)(3) below) at such record date and the denominator of which shall be the number of shares of Common Stock outstanding on the date of such issuance (including the shares of Common Stock issued on the date of such issuance).

                  iv. (1) For the purposes of paragraph (iii) above, if the Company shall issue any security, option, warrant or other right which directly or indirectly may be converted into or exercised or exchanged for shares of Common Stock, the Common Stock issuable upon conversion, exercise or exchange of such securities or rights shall thereupon be deemed to have been issued and to be outstanding, and the relevant price per share of Common Stock and the consideration received by the Company upon conversion, exercise or exchange of such securities or rights shall be deemed to include the sum of the consideration received for the issuance of such securities or rights and the minimum additional consideration payable upon the conversion, exercise or exchange of such securities or rights. No further adjustment shall be made for the actual issuance of Common Stock upon the conversion, exercise or exchange of any such security or right.

                      (2) For purposes of paragraph (iii) above, the following shall also be applicable: In case the Company shall issue shares of its Common Stock for a consideration wholly or partly other than cash, the amount of the consideration other than cash received by the

Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company. Consideration received by the Company for issuance of its Common Stock shall be determined in all cases without deduction therefrom of any expenses, underwriting commissions or concessions incurred in connection therewith.

                      (3) For the  purpose of any  computation  under  paragraph
(ii) or (iii) of this Section, the "current market price per share" of Common Stock at any date shall be the average of the daily closing prices for 20 consecutive trading days commencing 30 trading days before the date of such computation. The "closing price" for each day shall be the last such reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading, the average of the high bid and low asked prices of the Common Stock in the over-the-counter market as reported by NASDAQ or any comparable system. In the absence of one or more such quotations, the Board of Directors of the Company shall in good faith determine the current market price on the basis of such quotations or formula as it considers appropriate, which determination shall be conclusive.

                  v. In any case in which this Section 3 shall require that any adjustment in the number of shares of Common Stock issuable upon conversion of this Debenture be made effective as of immediately after a record date for a specified event, the Company may elect to defer until the occurrence of the event the issuing to the Holder of shares of Common Stock or other capital stock of the Company issuable upon the conversion over and above the shares of Common Stock or other capital stock of the Company issuable upon the conversion of this Debenture prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  vi. No adjustment in the number of shares of Common Stock issuable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Common Stock issuable upon the conversion of this Debenture; provided, however, that any adjustments which by reason of this paragraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one one-hundredth of a share.

                  vii. No adjustment in the number of shares of Common Stock issuable upon conversion of this Debenture need be made under paragraph (ii) of this Section if the Company issues or distributes to the Holder the rights, options, warrants, convertible or exchangeable securities, evidences of indebtedness or assets referred to in those paragraphs which the Holder would have been entitled to receive had the Debenture been converted prior to the happening of such event or the record date with respect thereto. No adjustment need be made for a change in the par value of the Common Stock.

                  viii. For the purpose of this subsection 3(a), the term "shares of Common Stock", shall mean (A) the class of stock designated as the Common Stock of the Company, par value $.01 per share, or (B) any other class of stock resulting from successive changes or reclassifications of such respective classes of shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph 3(a)(i) above, the Holder shall become entitled upon conversion to any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon conversion of this Debenture and the Conversion Rate of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in paragraphs
(i) through (vii), inclusive, above, and the provisions of subsections 3(b) through 3(f), inclusive, with respect to the shares of Common Stock, shall apply on like terms to any such other securities.

                  b. Notice of Adjustment. Whenever the number of shares of Common Stock issuable upon conversion of this Debenture or the Conversion Rate of such shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to the Holder notice of such adjustment or adjustments.

                  c. No Adjustment for Dividends. Except as provided in subsection 3(a), no adjustment in respect of any dividends or other payments or distributions made to holders of securities shall be made during the term of this Debenture or upon the conversion of this Debenture.

                  d. Preservation of Conversion Rights upon Merger, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company with or into another entity (whether or not the Company is the surviving corporation) or in case of any sale, transfer or lease to another entity of all or substantially all the property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute an agreement that the Holder shall have the right thereafter upon conversion of this Debenture at the Conversion Rate in effect immediately prior to such action to be issued the kind and amount of securities, cash and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had this Debenture been converted immediately prior to such action. Upon the execution of such agreement, this Debenture shall be convertible only for such securities, cash and property. The Company shall furnish to the Holder notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 3. The provisions of this subsection 3(d) shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

                  e. Other Adjustment. If any event occurs as to which in the reasonable opinion of the Holder, in good faith, the other provisions of this
Section 3 are not strictly applicable but the lack of any adjustment of the Conversion Rate or of the number or kind of securities issuable upon conversion of this Debenture would not in the opinion of the Holder fairly protect the rights of the Holder in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the rights of the Holder in accordance with the basic intent and principles of such provisions, then the Holder may appoint a firm of independent certified public accountants of recognized national standing (which may be the independent auditors of the Company), which shall give their opinion upon the necessity and form of any required adjustment to the number of shares issuable upon conversion of this Debenture and the Conversion Rate, on a basis consistent with the basic intent and principles established in the other provisions of this Section 3 necessary to preserve, without dilution, the exercise rights of the Holder. Upon receipt of such opinion, the Company shall forthwith make the adjustments described therein.

         4. Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issuable hereunder. The number of shares of Common Stock that are issuable upon any conversion shall be rounded up or down to the nearest whole share.

         5.       Reservation of Stock Issuable Upon Conversion.

                  a. Reservation Requirement. The Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the
Company to satisfy any obligation to issue shares of its Common Stock upon conversion of the Debenture. The number of shares so reserved shall be increased or decreased proportionally to reflect stock splits, stock dividends and other distributions. In the event that the number of shares so reserved shall be insufficient for issuance upon conversion of the Debenture (without giving effect to any applicable conversion restrictions), or if the Holder would at any time upon conversion of the Debenture be entitled to the issuance of shares of Common Stock in excess of the limitation in Paragraph 5(b) herein, then in either case, upon receipt by the Company of notice from the Holder, the Company shall use its best efforts and all due diligence to increase the number of shares so reserved (without giving effect to any applicable conversion restrictions) to cure all such deficiencies and, if necessary, to obtain the approval by its shareholders therefor.

                  b. Conversion Deficiency. If, upon receipt of a Conversion Notice, the Company does not have a sufficient number of shares of Common Stock available to satisfy the Company's obligations to issue Common Stock upon conversion of the Debenture the Company shall promptly notify the Holder and the Holder shall have the right to demand from the Company immediate redemption of any portion of the Debenture with respect to which the Company does not have a sufficient number of shares available to satisfy such conversion obligations, in cash at the Redemption Price pursuant to Paragraph 3(b) hereof; provided that this Paragraph 5(b) shall not apply until the first anniversary date of the issuance of the Debenture.

         6.       Holder's   Acknowledgements.   Holder  acknowledges,   agrees,
represents and warrants as follows:

                  a. The Debenture will not be registered under the Securities Act, or any state securities laws, and will be issued in reliance upon available exemptions from registration. The Debenture may not be sold, transferred or assigned by the Holder, in whole or in part, without the consent of the Company except in accordance with the terms described herein. The Common Stock receivable upon conversion hereof may not be sold, transferred, assigned or otherwise disposed of without an effective registration statement covering the Common Stock under the Securities Act and any applicable state securities laws, or an opinion of counsel satisfactory to the Company that registration is not required under the Securities Act and applicable state securities laws.

                  b. Because of the restrictions imposed by law upon the transfer and resale of such Common Stock, the Holder may be required to hold such shares of Common Stock for an extended period of time or indefinitely unless such shares are subsequently registered under the Securities Act and applicable state securities laws, or an exemption from such registration is available.

                  c. A legend in substantially the following form shall be placed on the certificates for shares of Common Stock purchased upon conversion of the Debenture:

                                    THE    SECURITIES    REPRESENTED   BY   THIS
                  CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IS EFFECTIVE AND CURRENT WITH RESPECT THERETO, OR (2) AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSAL AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.


                  d. The Debenture and the shares of Common Stock receivable upon conversion thereof are being acquired for its own account, not as a nominee or agent for any other Person, and without a view to the distribution or resale of such shares or any interest therein in violation of the Securities Act.

                  e. The Holder is an "accredited investor" within the meaning of Rule 501(a) under Regulation D, as presently in effect, and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Common Stock, and the Holder is capable of bearing the economic risks of such investment and is able to bear the complete loss of an investment in the Common Stock.

                  f. The execution, delivery, and performance of the Debenture is within its powers (corporate or otherwise) and has been duly authorized by all requisite action (corporate or otherwise) and that the Debenture constitutes the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability affecting the rights of creditors and to general principles of equity.

                  g. The Holder's principal place of business is in the state or other jurisdiction so designated in Section 16(a) herein.

                  h. The Holder has received all documents and information relating to an investment in the Debenture and the Common Stock requested by or on behalf of the Holder, including such information relating to the Company as the Holder has deemed appropriate in making a decision to invest in the Debenture and the Common Stock.

         7. Obligations Absolute. No provision of the Debenture, other than those provisions relating to the conversion of the Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, the Debenture at the time, place and rate, and in the manner, herein prescribed.

         8. Waivers of Demand, Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate, prior notice of bringing of suit and diligence in taking any action to collect amounts called for hereunder and will be directly and primarily liable for the payments of all sums owing and to be owing hereon, regardless of and without any notice (except as required by law), diligence, act or omission as or with respect to the collection of any amount called for hereunder.

         9. Replacement Debentures. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of the Debenture, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Debenture, if mutilated, the Company will make and deliver a replacement Debenture of like tenor, in lieu of the Debenture. Further, if the Holder exercises the conversion rights granted hereunder in part but not in whole, the Company agrees that it will deliver to the Holder a replacement Debenture which will entitle the Holder thereof to convert the Debenture into the number of shares of Common Stock that remain as yet unconverted under the Debenture on the terms and conditions set forth herein.

         10. Defaults. If one or more of the following events hereinafter called "Events of Default") shall occur:

                  a. The Company shall fail to make any payments of principal or interest when due under the Debenture or upon redemption of the Debenture when due or fail to issue shares of Common Stock upon conversion of the Debenture (other than in accordance with the terms of the Debenture), and such failure shall continue uncured for a period of five (5) business days after notice from the Holder of such failure; or

                  b. The Company shall fail to perform or observe any other covenant, term, provision, condition, agreement or obligation of the Company under the

                           Debenture, and such failure shall continue uncured for a period of twenty (20) business days after notice from the Holder of such failure; or

                  c. The Company shall (i) become insolvent; (ii) admit in writing its inability to pay its debts generally as they mature; (iii) make a general assignment for the benefit of creditors or commence proceedings for its dissolution; or (iv) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

                  d. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

                  e. Any governmental agency or any court of competent jurisdiction shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

                  f. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt, shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution, or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in, any such proceeding;

then, or at any time thereafter prior to the date on which all continuing Events of Default have been cured, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may, by notice to the Company declare the Debenture immediately due and payable, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

         11. Savings Clause. In case any provision of the Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of the Debenture will not in any way be materially affected or impaired thereby.

         12. Entire Agreement. The Debenture and the agreements referred to in the Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither the Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

         13. Transfer, Assignment Etc. The Holder may transfer or assign the Debenture or any interest herein; provided, however, that it shall be a condition of such transfer or assignment (other than a transfer or assignment pursuant to an effective registration statement) that the Holder furnish the Company in advance with an opinion of counsel, in form and substance reasonably acceptable to the Company, to the effect that such transfer or assignment is exempt from the registration requirements under the Securities Act and applicable state securities laws. The Debenture shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and assigns. Prior to due presentment for transfer of the Debenture, the Company may treat the person in whose name the Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not the Debenture is then overdue, and the Company shall not be affected by notice to the contrary.

         14. No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

         15. No Rights as Shareholders; Notices to Holders. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders of the Company for the election of the directors of the Company or any matter, or any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of this Debenture and prior to its exercise, any of the following events shall occur:

                  (a) the Company shall declare any dividend payable in cash or in any securities upon its shares of Common Stock or make any distribution to the holders of its shares of Common Stock;

                  (b) the Company shall offer to all holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe for or purchase any thereof; or

                  (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets and business as an entirety) shall be proposed;

then in any one or more of said events the Company shall give notice to the Holder as provided in Section 16(a) hereof, such giving of notice to be completed at least 10 days prior to the record date in the event of a transaction described in clause (a) above and at least 20 days prior to the record date in the case of a transaction referred to in clause (b) or (c) above fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, or subscription rights, or for the determination of the shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up.

         16.      Miscellaneous.

                  a. Unless otherwise provided herein, all notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made if (i) sent by registered or certified mail, return receipt requested, postage prepaid, (ii) hand delivered, (iii) sent by prepaid overnight carrier, with a record of receipt or (iv) sent by facsimile (with confirmation of receipt). Each notice or other communication shall be deemed to have been given on the date received. Copies of notices shall be sent:

To the Company at:                  HyComp, Inc.
                                    67 Wall Street, Suite 2411
                                    New York, New York  10005
                                    Attn: Chief Executive Officer

To the Holder at:                   Simmonds Capital Limited
                                    580 Granite Court
                                    Pickering, Ontario, L1W-3Z2, CANADA
                                    Attn: John G. Simmonds

                  b. Whenever the sense of the Debenture requires, words in the singular shall be deemed to include the plural and words in the plural shall be deemed to include the singular. Paragraph headings are for convenience only and shall not affect the meaning of this document.

         17. Choice of Law and Venue: Waiver of Jury Trial. THE DEBENTURE SHALL BE CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW THEREOF. The Company hereby (i) irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York and the courts of the State of New York in the Borough of Manhattan for the purposes of any suit, action or proceeding arising out of or relating to the Debenture and (ii) waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address in effect for notices to it under the Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of October 14, 1999.


                                        HYCOMP, INC.

                                        By: /s/ Paul Hickey
                                           ---------------------------------
                                        Name:  Paul Hickey
                                        Title: Chairman and Chief Executive
                                               Officer

ATTEST:


_____________________________

                                    EXHIBIT A

                      (To Be Executed by Registered Holder
                         in order to Convert Debenture)

                                CONVERSION NOTICE
                                       FOR
                  8% CONVERTIBLE DEBENTURES DUE APRIL 15, 2003

The undersigned, as Holder of the 8% Convertible Debenture Due April 15, 2003 of HyComp, Inc. (the "Company"), No. 1, in the outstanding principal amount of U.S.$2,000,000 (the "Debenture"), hereby irrevocably elects to convert U.S.$___________ of the outstanding principal amount of the Debenture accrued but unpaid under the Debenture into shares of the common stock, par value $0.01, of the Company (the "Common Stock"), according to the conditions of the Debenture as of the date this Conversion Notice is delivered to the Company. The undersigned hereby requests that share certificates for the Common Stock to be issued to the undersigned pursuant to this Conversion Notice, be issued in the name of, and delivered to, the undersigned or its nominee as indicated below. If shares are to be issued in the name of a nominee, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the undersigned in respect of the conversion, except for transfer taxes, if any.

         The undersigned represents and warrants to the Company that:

                  (i) the shares of Common Stock received upon conversion hereby are being acquired for its own account, not as a nominee or agent for any other Person, and without a view to the distribution or resale of such shares or any interest therein in violation of the Securities Act; and

                  (ii) if the shares of Common Stock received upon conversion hereby are to be issued in the name of a Person other than the Holder, such record owner is acting solely as the nominee of the Holder; and

                  (iii) the undersigned is an "accredited investor" within the meaning of Rule 501(a) under Regulation D, as presently in effect, and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Common Stock, and the Holder is capable of bearing the economic risks of such investment and is able to bear the complete loss of an investment in the Common Stock.

         The undersigned further represents that the execution, delivery, and performance of this Conversion Notice is within its powers (corporate or otherwise) and has been duly authorized by all requisite action (corporate or otherwise) and that this Conversion Notice constitutes the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability affecting the rights of creditors and to general principles of equity.

         If the undersigned is an individual, the undersigned's principal place of residence is in the state or other jurisdiction so designated below his name, and if the undersigned is not an individual, the undersigned's principal place of business is in the state or other jurisdiction so designated below its name.

         The undersigned acknowledges that it has received all documents and information relating to an investment in the Common Stock requested by or on behalf of the undersigned, including such information relating to the Company as the undersigned has deemed appropriate in making a decision to invest in the Common Stock.

                                    NAME OF HOLDER_____________________________

                                            By:________________________________
                                            Print Name:
                                            Print Title:


                                            Print Address of Holder:

                                            ___________________________________

                                            ___________________________________

                                            Issue Common Stock to:______________

                                            at:_________________________________